Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (No. 333-142274) of Evercore Partners Inc. of our report dated 01 March 2007, relating to the financial accounts of Braveheart Financial Services Limited, which appears in the current report on Form 8-K/A (No. 001-32975) of Evercore Partners Inc. filed on 07 March 2007.

/s/ Saffery Champness

Saffery Champness

Chartered Accountants, United Kingdom

Registered Auditors

May 15, 2007